UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

John Hancock Exchange-Traded Fund Trust

(Exact name of registrant as specified in its charter)

Massachusetts	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

601 Congress Street

Boston, MA 02210-2805

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of the Exchange on Which Each Class is to be so Registered	I.R.S. Employer Identification Number
Shares of beneficial interest, no par value per share, of:
John Hancock Multifactor Consumer Staples ETF	NYSE Arca, Inc.	47-5508895
John Hancock Multifactor Energy ETF	NYSE Arca, Inc.	81-1201012
John Hancock Multifactor Industrials ETF	NYSE Arca, Inc.	81-1213387
John Hancock Multifactor Materials ETF	NYSE Arca, Inc.	81-1252470
John Hancock Multifactor Utilities ETF	NYSE Arca, Inc.	81-1265130

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-183173

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, no par value per share, of each of John Hancock Multifactor Consumer Staples ETF, John Hancock Multifactor Energy ETF, John Hancock Multifactor Industrials ETF, John Hancock Multifactor Materials ETF and John Hancock Multifactor Utilities ETF, each a series of John Hancock Exchange-Traded Fund Trust (the “Trust”), to be registered hereunder, is set forth in Post-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 333-183173; 811-22733) filed on March 10, 2016, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

1. The Trust’s Amended and Restated Agreement and Declaration of Trust dated January 22, 2016, is included as Exhibit (a)(3) to Post-Effective Amendment No. 7 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183173; 811-22733), as filed with the Securities and Exchange Commission on March 24, 2016.

2. The Trust’s By-Laws dated November 24, 2009 as amended June 25, 2015, (“By-Laws”) are included as Exhibit (b)(1) to Pre-Effective Amendment No. 2 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183173; 811-22733), as filed with the Securities and Exchange Commission on July 13, 2015.

3. The Amendment dated March 10, 2016 to the Trust’s By-Laws is included as Exhibit (b)(1)(A) to Post-Effective Amendment No. 6 to the Trust’s Registration Statement on Form N-1A (File Nos. 333-183173; 811-22733), as filed with the Securities and Exchange Commission on March 10, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 24th day of March, 2016.

John Hancock Exchange-Traded Fund Trust

By:  /s/ Andrew G. Arnott

Name:   Andrew G. Arnott

Title:   President